Exhibit 10.6

Execution Version

SHARE SWAP AGREEMENT

BETWEEN

THE persons whose names are set out in schedule 1

(as Vendors)

and

New Retail International Pte. Ltd.

(Company)

Dated this 29th day of August 2022

SHARE SWAP AGREEMENT

THIS AGREEMENT is entered into this                     day of                     2022

BETWEEN:

(1)	THE PERSONS WHOSE NAMES ARE SET OUT IN SCHEDULE 1 (collectively the “Vendors” and each a “Vendor”); and

(2)	New Retail International Pte. Ltd. (UEN No. 201839754D), a company incorporated in Singapore and having its registered office at 18 Tampines Industrial Crescent #04-03 SPACE @ Tampines Singapore 528605 (“Company”)

(each a “Party” and collectively, the “Parties”).

WHEREAS:

(A)	The Vendors legally and beneficially own an aggregate of 16,644 ordinary shares representing 100% of the total issued and paid-up share capital of the Company (the “Sale Shares”). The details of the Company and the Vendors are more particularly described in Schedule 1 hereto.

(B)	The Company and its subsidiaries intend to undertake an internal restructuring exercise in connection with a proposed listing of the Holdco (as defined herein), which contemplates, inter alia, the incorporation of an investment holding company under the laws of the Cayman Islands (“Holdco”) and for the Holdco to be the holding company of the Company and its subsidiaries (“Restructuring Exercise”). In order to undertake and to give effect to the Restructuring Exercise, each Vendor has agreed to sell, and the Company shall procure Holdco to purchase, the Sale Shares for the consideration, and on the terms and subject to the conditions, contained in this Agreement.

NOW IT IS AGREED AS FOLLOWS:

1.	interpretation

1.1	Definitions

In this Agreement and the Schedules, unless the context otherwise requires:

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for business in Singapore.

“Completion” means the completion of the sale and purchase of the Sale Shares pursuant to Clause 4.

“Completion Date” means the date of incorporation of the Holdco or such other date as the Parties may agree in writing.

“Encumbrance” means any form of legal, equitable, or security interests, including but not limited to any mortgage, assignment of receivables, debenture, lien, charge, pledge, title retention, right to acquire, security interest, hypothecation, option, right of first refusal, any preference arrangement (including title transfers and retention arrangements or otherwise) or any other encumbrance or condition whatsoever or any other arrangements having similar effect.

“Purchase Consideration Shares” has the meaning ascribed to it in Clause 3.

“Holdco” has the meaning ascribed to it at Recital (B).

“Holdco’s Warranties” means the representations, warranties and undertakings on the part of the Holdco set out in Clause 5.2.

“Restructuring Exercise” has the meaning ascribed to it at Recital (B).

“Sale Shares” has the meaning ascribed to it at Recital (A).

“SGD” or “S$” mean the official currency of the Republic of Singapore.

“Vendor’s Warranties” means the representations, warranties and undertakings on the part of the Vendor set out in Clause 5.1.

“Warranties” means, collectively, the Vendor’s Warranties and the Holdco’s Warranties, and “Warranty” shall mean any one of such Warranties.

1.2	Modification of Statutes

Any references, express or implied, to statutes or statutory provisions shall be construed as references to those statutes or provisions as respectively amended or re-enacted or as their application is modified from time to time by other provisions (whether before or after the date hereof) and shall include any statutes or provisions of which they are re-enactments (whether with or without modification) and any orders, regulations, instruments or other subordinate legislation under the relevant statute or statutory provision. References to sections of consolidating legislation shall wherever necessary or appropriate in the context be construed as including references to the sections of the previous legislation from which the consolidating legislation has been prepared.

1.3	Miscellaneous

The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words (including words defined in this Agreement) denoting the singular number only shall include the plural and vice versa. The words “written” and “in writing” include any means of visible reproduction. Words importing a specific gender shall include the other genders (male, female or neuter). References to the “Clauses”, “Recitals” and “Schedules” are to the relevant clauses of, recitals of and the schedules to this Agreement.

2.	INCORPORATION OF HOLDCO AND SALE AND PURCHASE OF SHARES

2.1	Subject to the terms and conditions of this Agreement, the Company shall (i) procure the incorporation of Holdco as soon as reasonably practicable following the date of this Agreement, and (ii) procure that Holdco as soon as reasonably practicable following its incorporation executes a deed of ratification and accession under which it agrees to be bound by and be entitled to the benefit of this Agreement in its capacity as the Holdco, as if it were an original party hereto.

2.2	Subject to and upon the incorporation of the Holdco, the Vendors shall sell as beneficial owners, the Sale Shares, and the Holdco shall purchase the Sale Shares, free from all Encumbrances and together with all rights attached thereto as at the Completion Date and thereafter attaching thereto.

3.	CONSIDERATION

The aggregate consideration for the transfer of the Sale Shares from the Vendors to the Holdco shall be US$1 per Sale Share, which shall be fully satisfied by the allotment and issuance of an aggregate of 16,644 ordinary shares in the Holdco at an issue price of US$1 per share, credited as fully paid up otherwise than in cash, to the Vendors and/or its/their nominees, in such proportion as specified against each of its name in Schedule 1 (“Purchase Consideration Shares”).

4.	COMPLETION

4.1	Date And Place

Subject as hereinafter provided, Completion shall take place by electronic means on the Completion Date.

4.2	Completion

On the Completion Date,

(a)	the Vendors shall deliver to the Company or the Holdco the following documents:

(i)	duly executed transfer form(s) in respect of its/his Sale Shares in the Company in favour of the Holdco (or such other person as the Holdco may direct) accompanied by the relevant share certificate(s) for its/his Sale Shares in the Company;

(ii)	duly certified copies of the board resolutions approving the transfer of the Sale Shares in the Company to the Holdco and registration of the share transfers; and

(iii)	such waivers or consents as the Holdco may require signed by the members of the Company to enable the Holdco or its nominees to be registered as holders of the Sale Shares in the Company; and

(b)	against compliance with Clause 4.2(a) above by the Vendors, the Holdco shall issue and allot or procure the issue and allotment of the Purchase Consideration Shares to the Vendor (and/or its nominees) and deliver to the Vendor (and/or its nominees) the share certificate(s) in respect of the relevant number of Purchase Consideration Shares as set out against its name in Schedule 1, and the Company shall procure that the same be done.

5.	WARRANTIES

5.1	Vendors’ Warranties

Each of the Vendors represents and warrants to and undertakes with the Holdco and its successors in title (with the intent that the provisions of this Clause 5.1 shall continue to have full force and effect notwithstanding Completion) as follows:

(a)	in respect of itself/himself, it/he will on Completion be beneficially entitled to and able to transfer the Sale Shares to the Holdco and/or its nominees under this Agreement;

(b)	the information relating to the Company as set out in Schedule 1 is true, accurate, and not misleading, and the Company is duly incorporated and validly existing under the laws of Singapore;

(c)	the Sale Shares are and shall have been validly issued, allotted and fully paid-up; and

(d)	it/he has full power and capacity to enter into and perform this Agreement and this Agreement when executed will constitute valid and binding obligations on and against it/him.

5.2	Holdco’s Warranties on Accession to this Agreement

The Holdco shall represent and warrant to and undertake with each Vendor and their successors in title (with the intent that the provisions of this Clause 5.2 shall continue to have full force and effect notwithstanding Completion) as follows:

(a)	it has full power and capacity to enter into and perform this Agreement and this Agreement when executed will constitute valid and binding obligations on and against it; and

(b)	the Purchase Consideration Shares shall on Completion be validly issued, allotted and credited as fully paid-up and free from all and any Encumbrances and will be freely transferable and shall rank pari passu in all respects with all other shares of the Holdco as at the Completion Date.

5.3	Warranties to be Separate and Independent

The Warranties shall be separate and independent and shall not be limited by anything in this Agreement which is not expressly referenced to the Warranty concerned.

5.4	Effect of Completion

The Warranties and all other provisions of this Agreement insofar as the same shall not have been performed at Completion shall not in any respect be extinguished or affected by Completion, or by any other event or matter whatsoever, except by a specific and duly authorised written waiver or release by a Party who is entitled to give such waiver or release.

5.5	No Warranty

Each Party hereby acknowledges, agrees and confirms that save for the representations and warranties made by the other Party contained in Clauses 5.1 and 5.2, the other Parties make no other representations and warranties.

6.	Conditions precedent

6.1	Completion shall be conditional upon the following occurring on or before the Completion Date:

(a)	all necessary governmental, regulatory and third-party consents, approvals and waivers, where required for the transactions contemplated hereunder, having been obtained and such consents, approvals and waivers not having been amended or revoked before Completion Date, and if any such consents, approvals or waivers are subject to conditions, such conditions being reasonably acceptable to the Parties; and

(b)	there being no material breach of any Warranty under this Agreement by any Party.

6.2	If any of the conditions set out in Clause 6.1 is not fulfilled on or before the Completion Date and such non-fulfilment is not waived by all of the Parties (as the case may be), this Agreement shall ipso facto cease and determine and in that event, the Parties shall be released and discharged from their respective obligations under this Agreement, and no Party shall have any claim against any other Party(ies) under this Agreement, save in respect of any antecedent breach of this Agreement. Each Party undertakes to use its best endeavours to ensure the satisfaction of the conditions set out in Clause 6.1

7.	MISCELLANEOUS

7.1	Entire Agreement

This Agreement (together with any documents referred to herein or executed contemporaneously by the Parties in connection herewith) embodies all the terms and conditions agreed upon between the Parties as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements and undertakings, if any, between the Parties with respect to the subject matter hereof, whether such be written or oral.

7.2	Release

Any liability to any Party under this Agreement may in whole or in part be released, compounded or compromised, or time or indulgence given, by it in its absolute discretion as regards the other Party under such liability without in any way prejudicing or affecting its rights against such other Party.

7.3	Indulgence, Waiver, Etc.

No failure on the part of either Party to exercise and no delay on the part of such Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or any other right or remedy.

7.4	Continuing Effect of Agreement

All provisions of this Agreement shall not, so far as they have not been performed at Completion, be in any respect extinguished or affected by Completion or by any other event or matter whatsoever and shall continue in full force and effect so far as they are capable of being performed or observed.

7.5	Successors and Assigns

This Agreement shall be binding on and shall enure for the benefit of each of the Parties’ successors and assigns. Any reference in this Agreement to any of the Parties shall be construed accordingly.

7.6	Time of Essence

Any time, date or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties in accordance with this Agreement or by agreement in writing but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid, time shall be of the essence.

7.7	Further Assurance

At any time after the date of this Agreement, each Party shall, and shall use its best endeavours to procure that any necessary third-party shall, execute such documents and do such acts and things as the other Party may reasonably require for the purpose of giving to such other Party the full benefit of all the provisions of this Agreement.

7.8	Remedies

No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any Party shall not constitute a waiver by such Party of the right to pursue any other available remedies.

7.9	Costs and Expenses

Each Party shall bear its own legal, professional and other costs and expenses incurred by it in connection with the negotiation, preparation or completion of this Agreement, and the sale and purchase of the Sale Shares. The Company shall procure that all stamp duty payable in connection with the purchase of the Sale Shares shall be paid by the Holdco.

7.10	Severability of Provisions

If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision, and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

7.11	Communications

(a)	All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post with recorded delivery, or by electronic mail transmission addressed to the intended recipient thereof at its address or at its email address, and marked for the attention of such person (if any), designated by it to the other Party for the purposes of this Agreement or to such other address or email address, and marked for the attention of such person, as a Party may from time to time duly notify the other in writing.

(b)	The addresses and email addresses of the Parties for the purpose of this Agreement are specified below:

The Vendors

As set out in Schedule 1

Company

New Retail International Pte. Ltd.

Address	:	18 Tampines Industrial Crescent #04-03 SPACE @ Tampines Singapore 528605
Attention	:	Xue Bin
Email Address	:	vincent@webuy.global

(c)	Any notice, demand or communication so served by hand, email or post shall be deemed to have been duly given:

(i)	in the case of delivery by hand, when delivered;

(ii)	in the case of email, at the time of transmission; and

(iii)	in the case of post, on the second Business Day after the date of posting (if sent by local mail) and on the seventh Business Day after the date of posting (if sent by air mail),

provided that in each case where delivery by hand occurs after 6p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9a.m. on the next following Business Day.

References to time in this clause are to local time in the country of the addressee.

7.12	Counterparts

This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart (which may include counterparts delivered by electronic transmission, with originals to follow) and each counterpart shall be as valid and effectual as if executed as an original. For the avoidance of doubt, Parties agree that any Party may enter into this Agreement by manually signing any such counterpart transmitted electronically or by signing via electronic signatures (such as DocuSign).

7.13	Contracts (Rights of Third Parties) Act

Save for Clauses 2.2 and 5.1, a person who is not a Party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 2001 of Singapore to enforce any of the terms of this Agreement.

7.14	Governing Law and Jurisdiction

This Agreement shall be governed by, and construed in accordance with, the laws of Singapore and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Singapore and waive any objection to proceedings in any such court on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum. The submission by the Parties herein shall not affect the right of any Party to take proceedings in any other jurisdiction nor shall the taking of proceedings in any jurisdiction preclude any Party from taking proceedings in any other jurisdiction.

Schedule 1

particulars of the company and the vendors

(a)       the Company

(1)	Name of Company	:	New Retail International Pte. Ltd.

(2)	Registration Number	:	201839754D

(3)	Registered Office	:	18 Tampines Industrial Crescent #04-03 Space@Tampines Singapore 528605

(4)	Date of Incorporation	:	23 November 2018

(5)	Place of Incorporation	:	Singapore

(6)	Type of company	:	Private Company Limited by Shares

(7)	Issued and Fully Paid-up Share Capital	:	16,644 ordinary shares

(8)	Registered Shareholder(s) and Number of Shares	:	Name of Shareholder / Vendors	Number of Shares
			TLCW Ventures Pte. Ltd.	2,414
			Winmark Investment Holdings Limited	400
			GBuy Global Pte. Ltd.	6,560
			KB-MDI Centauri Master Fund Pte. Ltd.	804
			Teepakorn Lojanagosin	72
			Lee Kheng Nam	72
			Hong HaiCheng	601
			See Ming You	46
			Ng Yi Ming	80
			Rocket Internet Capital Partners II SCS	1,409
			Wavemaker Pacific 3, L.P.	1,566
			Global Founders Capital GMBH & Co. Beteiligungs KG NR.	1 494
			Rocket Internet Capital Partners (Euro) II SCS	457
			Xue, Bin	27
			WeBuy Talent Ltd	1,642

(9)	Directors	:	1) Chee Kheng Hock, Rothschild 2) Xue Bin 3) Lee Jan Yin Gavin 4) Lim Jing Xi
(10)	Secretary	:	Quek Jin Kuang
(11)	Financial Year End	:	31 December

(B) the VENDORS

	Name	Number of Sale Shares	Purchase Consideration Shares	Address	Email Address
1.	TLCW Ventures Pte. Ltd.	2,414	2,414 Purchase Consideration Shares at issue price of US$1, to be allotted as fully-paid	21 Sampan Place #13-04 Riveredge Singapore 436593
2.	Winmark Investment Holdings Limited	400	400 Purchase Consideration Shares at issue price of US$1, to be allotted as fully-paid	120 Lower Delta Road #06-16 Cendex Centre Singapore 169208
3.	GBuy Global Pte. Ltd.	6,560	6,560 Purchase Consideration Shares at issue price of US$1, to be allotted as fully-paid	130 Geylang East Avenue 1 #08-299 Geylang East Grove Singapore 380130
4.	KB-MDI Centauri Master Fund Pte. Ltd.	804	804 Purchase Consideration Shares at issue price of US$1, to be allotted as fully-paid	9 Raffles Place #26-01 Republic Plaza Singapore 048619
5.	Teepakorn Lojanagosin	72	72 Purchase Consideration Shares at issue price of US$1, to be allotted as fully-paid	298/64-65 Pitsanulok Soi-3 Dusit Bkk. 10300 Thailand

6.	Lee Kheng Nam	72	72 Purchase Consideration Shares at issue price of US$1, to be allotted as fully-paid	31 Victoria Park Road Victoria Park Singapore 266511
7.	Hong HaiCheng	601	601 Purchase Consideration Shares at issue price of US$1, to be allotted as fully-paid	22 Hendry Close Singapore 549277
8.	See Ming You	46	46 Purchase Consideration Shares at issue price of US$1, to be allotted as fully-paid	42 Kim Yam Road #11-02 Olenas Residence Singapore 239347
9.	Ng Yi Ming	80	80 Purchase Consideration Shares at issue price of US$1, to be allotted as fully-paid	25 Seletar Green Walk Luxus Hills Singapore 805215
10.	Rocket Internet Capital Partners II SCS	1,409	1,409 Purchase Consideration Shares at issue price of US$1, to be allotted as fully-paid	8, Rue Lou Hemmer L-1748 Senningerberg Grand Duchy Of Luxemborg
11.	Wavemaker Pacific 3, L.P.	1,566	1,566 Purchase Consideration Shares at issue price of US$1, to be allotted as fully-paid	Cayman Corporate Center 27 Hospital Road George Town Grand Cayman Ky1-9008

12.	Global Founders Capital GMBH & Co. Beteiligungs KG NR. 1	494	494 Purchase Consideration Shares at issue price of US$1, to be allotted as fully-paid	Charlottenstrasse 4 10969 Berlin, Germany
13.	Rocket Internet Capital Partners (Euro) II SCS	457	457 Purchase Consideration Shares at issue price of US$1, to be allotted as fully-paid	8, Rue Lou Hemmer, L -1748 Senningerberg Luxembourg
14.	Xue Bin	27	27 Purchase Consideration Shares at issue price of US$1, to be allotted as fully-paid	18 Tampines Industrial Crescent #04-03 SPACE @ Tampines Singapore 528605	vincent@webuy.global
15.	WeBuy Talent Ltd	1,642	1,642 Purchase Consideration Shares at issue price of US$1, to be allotted as fully-paid	c/o 18 Tampines Industrial Crescent #04-03 SPACE @ Tampines Singapore 528605

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

The Vendors

Signed by	)
for and on behalf of	)
TLCW Ventures Pte. Ltd.	)
in the presence of:	)

Signed by	)
for and on behalf of	)
Winmark Investment Holdings Limited	)
in the presence of:	)

Signed by	)
for and on behalf of	)
GBuy Global Pte. Ltd.	)
in the presence of:	)

Signed by	)
for and on behalf of	)
KB-MDI Centauri Master Fund Pte. Ltd.	)
in the presence of:	)

Signed by	)
Teepakorn Lojanagosin	)
in the presence of:	)

Signed by	)
Lee Kheng Nam	)
in the presence of:	)

Signed by	)
Hong HaiCheng	)
in the presence of:	)

Signed by	)
See Ming You	)
in the presence of:	)

Signed by	)
Ng Yi Ming	)
in the presence of:	)

Signed by	)
for and on behalf of	)
Rocket Internet Capital Partners II SCS	)
in the presence of:	)

Signed by	)
for and on behalf of	)
Wavemaker Pacific 3, L.P.	)
in the presence of:	)

Signed by	)
for and on behalf of	)
Global Founders Capital GMBH & Co.	)
Beteiligungs KG NR. 1)
in the presence of:	)

Signed by	)
for and on behalf of	)
Rocket Internet Capital Partners	)
(Euro) II SCS	)
in the presence of:	)

Signed by	)
Xue Bin	)
in the presence of:	)

Signed by	)
for and on behalf of	)
Webuy Talent Limited	)
in the presence of:	)

Company

Signed by	)
for and on behalf of	)
New Retail International Pte. Ltd.	)
in the presence of:	)